Exhibit 23.2

[LETTERHEAD OF EHRHARDT KEEFE STEINER & HOTTMAN PC]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to Registration Statement (Form S-1 No. 333-148760) of Allied Nevada Gold Corp. (the “Company”) of our report dated March 6, 2008, relating to the financial statements of the Company, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/S/ EHRHARDT KEEFE STEINER & HOTTMAN PC

Denver, Colorado

March 7, 2008